Exhibit 32.1

Certification of Principal Executive Officer
 pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

In connection with the Quarterly Report of PAR Technology Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen E. Sammon, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2016

/s/Karen E. Sammon
Karen E. Sammon Chief Executive Officer & President (Principal Executive Officer)